Exhibit 10.2

SPLIT-DOLLAR AGREEMENT

BETWEEN

CHASE CORPORATION AND PETER R. CHASE

THIS AGREEMENT made and entered into this 10th day of January, 2005, effective as of the 23rd day of June, 2004, by and between Chase Corporation, a Massachusetts corporation, with principal offices and place of business in the State of Massachusetts (the “Corporation”), and Peter R. Chase, an individual residing in the State of Massachusetts (the “Employee”),

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under the Policy; and

WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

WHEREAS, the Corporation is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

WHEREAS, the Corporation wishes to retain such ownership rights, in order to secure payment of the amount due it hereunder;

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

ARTICLE 1

Definitions

Except as may otherwise be provided in the Policies, the following terms shall have the meaning hereinafter indicated whenever used in this Plan with initial capital letters:

Agreement.                                “Agreement” means this Split-Dollar Agreement between Chase Corporation and Peter R. Chase.

Corporation.  “Corporation” means the Chase Corporation or any successor in interest.

Corporation’s Cumulative Costs.  “Corporation’s Cumulative Costs” means, as of the date of determination, the sum of (1) the premiums paid by the Corporation on the Policy under this Agreement; (2) the total premiums paid by the Corporation on policy number 610005816 and 610027318, issued by ING Security Life Insurance Company under the split-dollar agreement between the Corporation and the Employee entered into as of June 23, 1997, as amended, which is $1,273,507; and (3) the additional amounts as outlined on Schedule 1 attached hereto and by reference made a part hereof.

Corporation’s Policy Interest.  “Corporation’s Policy Interest” means, as of the date of determination, greater of (1) the Cash Value of the Policy, less any outstanding indebtedness incurred by the Company and secured by such Policy, including any unpaid interest on such indebtedness, and (2) the sum of the Corporation’s Cumulative Costs.

Cash Surrender Value.  The “Cash Value” shall have the meaning stated in the Policy, but shall be determined without regard to surrender charges or other similar charges or reductions.

Death Benefit Option.  “Death Benefit Option” shall have the meaning stated in the Policy.

Employee.  “Employee” means Peter R. Chase.

Face Amount of Insurance.  “Face Amount of Insurance” shall have the meaning stated in the Policy.

Insurer.  “Insurer” means John Hancock Variable Life Insurance Company.

Policy.  “Policy” means the policy of life insurance on the Employee’s life acquired from the Insurer to provide the life insurance benefits under the Agreement, which is described in Exhibit A attached hereto and by this reference made a part hereof.

Planned Annual Premium.  “Planned Annual Premium” shall have the meaning stated in the Policy.

ARTICLE 2

Rights and Obligations with Respect to Policies

2.1                               Purchase of Policy.

The Corporation has purchased the Policy from the Insurer in the total face amount of $7,500,000 and level Death Benefit Option.  The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement.  The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy or beneficiary designation filed with the Insurer.

2.2                               Payment of Premiums.

On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the Planned Annual Premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium.  Except with the consent of the Employee, the Corporation shall not pay less than such Planned Annual Premium for any year, but may, in its discretion, at anytime and from time to time, pay more than the Planned Annual Premium.  The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes as a result of the insurance protection provided the Employee as the Policy beneficiary.

2.3                               Corporation’s Rights in Policy.

2.3.1                     Ownership of Policy.  The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including, but not limited to, the right to elect and to change the Death Benefit Option and the Face Amount of Insurance, except as may otherwise be provided herein.

2.3.2                        Limitations on Corporation’s Rights in Policy.  Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provisions of the Policy applicable to the Employee’s share of the Policy death benefit, change the Death Benefit Option of the Policy, nor decrease the Face Amount of Insurance of the Policy without, in any such case, the express written consent of the Employee.

2.3.3                        Policy Loans.  The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party.  Interest charges on such loan shall be paid by the Corporation.  If the Corporation so encumbers the Policy, other than by a policy loan from the Insurer, then, upon the death of the Employee, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.

2.4                               Employee’s Rights in Policy.

2.4.1                     Election of Settlement Option and Beneficiary Designation By Employee.  The Employee may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of policy proceeds to which the Employee is entitled hereunder, by specifying the same in a written notice to the Corporation.  Upon receipt of such notice, the Corporation shall promptly execute and deliver to the Insurer the forms necessary to elect the requested settlement option and to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder.  The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement option provisions of the Policy to conform to the provisions hereof.  The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Employee.

2.4.2                     Assignment by Employee.  The Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title and interest in and to this Agreement and to the Policy to an assignee.  This right shall be exercisable by the execution and delivery to the Corporation of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof.  Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Employee’s assignee as the sole owner of all of the Employee’s right, title and interest in and to this Agreement and in and to the Policy.  Thereafter, the Employee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

2.5                               Collection and Payment of Policy Death Benefit.

2.5.1                     Collection of Death Proceeds.  Upon the death of the Employee, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall terminate.

2.5.2                        Payment of Death Benefit.  Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the Corporation’s Policy Interest.  The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy.  In no event shall the amount payable to the Corporation hereunder exceed the death proceeds payable under the Policy at the death of the Employee.  No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, until the full amount due the Corporation hereunder has been paid.  The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

2.5.3                        Refund of Premiums.  Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Employee’s beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

2.6                               Termination of the Agreement During the Employee’s Lifetime.

2.6.1                        Automatic Termination Events.  This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events:  (a) total cessation of the Corporation’s business; (b) bankruptcy, receivership or dissolution of the Corporation; (c) or termination of Employee’s employment by the Corporation (other than by reason of his death).

2.6.2                        Termination by Parties.  In addition, the either the Corporation or the Employee may terminate this Agreement, by written notice to the other party; provided, however, that any termination as to rights of either party accrued prior to the date of termination shall require the written agreement of both parties.  Any such termination shall be effective as of the date of such notice or agreement.

2.6.3                        Disposition of the Policy on Termination of the Agreement During the Employee’s Lifetime.  If the Agreement terminates during the Employee’s lifetime as provided herein, then following such termination, neither the Employee, his assignee, heirs, or beneficiaries shall have any further interest in and to the Policy insuring the life of the Employee, either under the terms thereof or under the Agreement.

ARTICLE 3

Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

3.1                                 Named Fiduciary.  The Corporation is hereby designated as the named fiduciary under this Agreement.  The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

3.2                                 Claim.  A Participant, beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (“Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the President of the Corporation (the “First Level Reviewer”) setting forth his or her claim.  Such claim must be addressed to the President of the Corporation, at its then principal place of business.

3.2.1                        Claim Decision   Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period.  However, the First Level Reviewer may extend the reply period for an additional ninety (90) days for reasonable cause.  If the reply period will be extended, the First Level Reviewer shall advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination.

If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1) the specific reason or reasons for the denial;

(2) the specific references to pertinent Plan provisions on which the denial is based;

(3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

(4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(5) the time limits for requesting a review of the denial under Subsection C hereof and for the actual review of the denial under Subsection D hereof.

3.2.2                        Request for Review   Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation ( the “Second Level Reviewer”) review the First Level Reviewer’s prior determination.  Such request must be addressed to the Secretary of the Corporation, at its then principal place of business.  The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.

The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or (iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement and that, where appropriate, the provisions of this Agreement have been applied consistently with respect to similarly situated claimants.  If the Claimant does not request a review of the First Level Reviewer’s determination within such sixty (60) day period, he or she shall be barred and stopped from challenging such determination.

3.2.3                        Review of Decision.  Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Second Level Reviewer’s receipt of a request for review, it will review the First Level Reviewer’s prior determination.  If special circumstances require that the sixty (60) day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review.  In the event that the Second Level Reviewer extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

The Second Level Reviewer has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of this Agreement.  Benefits under this Agreement will be paid only if the Second Level Reviewer decides in its discretion that the Claimant is entitled to such benefits.  The decision of the Second Level Reviewer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review.  Such decision will be binding upon the Employer and the Claimant.

If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1) the specific reason or reasons for the denial;

(2) the specific references to pertinent Plan provisions on which the denial is based;

(3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Agreement, and that, where appropriate, the provisions of  this Agreement have been applied consistently with respect to similarly situated claimants; and

(4) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

ARTICLE 4

Miscellaneous

4.1                                 Insurer Not a Party.  The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy.  In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof.  No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

4.2                                 Amendment.  This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

4.3                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

4.4                                 Notices.  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation.  The date of such mailing shall be deemed the date of notice, consent or demand.

4.5                                 Governing Law.  This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

CHASE CORPORATION

	By:	/s/ Everett Chadwick
Treasurer & CFO

/s/ Peter R. Chase
	Peter R. Chase	Employee

Witness:	/s/ Paula M Myers

EXHIBIT A

The following life insurance Policy is subject to the Split-Dollar Agreement to which this Exhibit is attached:

Insurer:	John Hancock Variable Life Insurance Company

Insured:	Peter R. Chase

Policy Number:	52860001

Date of Issue:	June 23, 2004

Face Amount:	$7,500,000

Death Benefit Option:	Level

EXHIBIT B

THIS ASSIGNMENT, dated this          day of                                    , 20     .

WITNESSETH THAT:

WHEREAS, the undersigned (the “Assignor”) is the Employee under that certain Split-Dollar Agreement between Chase Corporation, a Massachusetts corporation (the “Corporation”) and Peter R. Chase, dated January 10,,2005, effective as of June 23, 2004 (the “Split-Dollar Agreement”), which Split-Dollar Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor’s life; and

WHEREAS, pursuant to the provisions of said Split-Dollar Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Split-Dollar Agreement to an assignee; and

WHEREAS, the Assignor desires to exercise said right;

NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to                                     (the “Assignee”), all of the Assignor’s right, title and interest in and to the Split-Dollar Agreement and said policies of insurance, intending that, from and after this date, the Split-Dollar Agreement be solely between the Corporation and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

Peter R. Chase, Assignor

ACCEPTANCE OF ASSIGNMENT

The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the Split-Dollar Agreement, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Split-Dollar Agreement, as if the original Employee thereunder.

Trustee, Assignee

Dated: , 20

CONSENT TO ASSIGNMENT

The undersigned Corporation hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Split-Dollar Agreement, to the Assignee designated therein.  The undersigned Corporation hereby agrees that, from and after the date hereof, the undersigned Corporation shall look solely to such Assignee for the performance of all obligations under said Split-Dollar Agreement which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original Employee thereunder.

CHASE CORPORATION

By:

Dated: , 20

2

Schedule 1

Additional Amount Added to Corporation’s Cumulative Costs

Policy Year	Amount
1	$182,406

2	$364,812

3	$547,218

4	$729,624

5	$912,030

6	$1,094,436

7	$1,276,842

8	$1,459,248

9 and thereafter	$1,641,654